UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 7, 2012

Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGY,  INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction)

0-16416

(Commission File Number)

33-0056212

  (I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673

(Address of principal executive offices)

(949) 485-6006

(Registrant's telephone number, including area code)

Item 1.01.     Entry into a Material Definitive Agreement

The company entered into a Securities Purchase Agreement with Alpine MIT Partners, LLC, an investment partnership seeking high-tech related companies for investment opportunities. The total investment, if completed, would be $2,000,000, of which $1,000,000 is due within thirty days of execution of the agreement, in the form of convertible debentures, carrying a 7% annual interest rate, and convertible at $0.003 per share. The remaining $1,000,000, available as an Additional Investment Right, similar to a warrant, has an investment window of up to one year, with incentives to cause the investment to be made earlier, as the per-share purchase price ranges from $0.00375 in the initial six-month period, to $0.0075, if the right is not exercised until nine (9) months from the date of the agreement.

Alpine MIT Partners will have a security interest in the Company’s assets until the convertible debenture is either paid or converted in full.

The Closing is contractually required to occur on or before April 6, 2012, with respect to the initial $1,000,000 sale of the convertible debentures.

Item 7.01.   Regulation FD

A press release, concerning this offer, was issued on March 8, 2012 and is attached as an exhibit.

Exhibits

Exhibit 10.23. Securities Purchase Agreement with Alpine, to include exhibits to that agreement such as the Security Agreement and a form of the Convertible Debenture, which is also provided as an attachment to this filing.

Exhibit 99.1.    Copy of Press Release of March 8, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Michael W. Brennan

Michael Brennan,

President

Dated: March 12, 2012